Exhibit 10.2

ASSIGNMENT AND ASSUMPTION

OF PURCHASE AND SALE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into this 27th day of February, 2014 by IREIT Business Manager & Advisor, Inc., an Illinois Corporation, (“Assignor”), and IREIT Coral Springs North Hills, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

A. AM Coral Springs, LLC, a Florida limited liability company (“Seller”) and Assignor have previously entered into that certain Purchase and Sale Agreement dated as of November 18, 2013 and Reinstatement and Modification of Agreement For Purchase and Sale of Real Property dated as of February 5, 2014 (the “Purchase Agreement”), relating to the sale of a certain shopping center commonly known as North Hills Square Shopping Center located at 4650 University Drive, Coral Springs, Florida.

B. Assignor desires to assign its interest in and to the Purchase Agreement to Assignee upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.	Recitals. The foregoing recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body hereof in their entirety.

2.	Assignment and Assumption. Assignor hereby assigns, conveys, transfers, and sets over to Assignee all of Assignor’s right, title, and interest in and to the Purchase Agreement. Assignee hereby accepts the foregoing Assignment and assumes, and agrees to perform, all duties, obligations, liabilities, indemnities, covenants, and agreements of Assignor set forth in the Purchase Agreement.

3.	Counterparts. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which must constitute one instrument and shall be binding and effective when all parties hereto have executed at least one counterpart.

4.	Successors. This Assignment shall be binding upon and for the benefit of the parties hereto and their respective Successors and Assigns.

[signature page to follow]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first written above.

ASSIGNOR:

IREIT Business Manager & Advisor, Inc., an Illinois corporation

By:	/s/ Lou Quilici
Name:	Lou Quilici
Title:	Senior Vice President

ASSIGNEE:

IREIT Coral Springs North Hills, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
	Name:	Mary J. Pechous
	Title:	Assistant Secretary